Exhibit 5.1

02 March 2017

NUGENE INTERNATIONAL, INC.

17912 Cowan, Suite A

Irvine, California 92614

Re:	S-1 Filing

Dear Ladies & Gentlemen:

This opinion is furnished to you in connection with the preparation and filing of the Amended Registration Statement on Form S-1/A-1 (the “Amended Registration Statement”) by NuGene International, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on even date herewith pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Amended Registration Statement pertains to the issuance and sale by the Company of (i) shares of common stock, par value $0.0001, with a proposed maximum aggregate offering price of $17,250,000 (the “Shares”); (ii) an equal number of warrants to acquire an equal number of shares of common stock with a proposed maximum aggregate offering price of $17,250 (the “Warrants”); (iii) the shares of common stock issuable from time to time upon exercise of the Warrants, with proposed maximum aggregate offering price of $21,565,500 (the “Warrant Shares”); and (iv) additional Shares and Warrants issuable upon the exercise of an option granted by the Company to the Underwriters to purchase additional Shares and Warrants. All such securities are referred to herein as the “Securities”.

The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Joseph Gunnar & Co. (the “Underwriters”), the form of which will be filed as an to the Amended Registration Statement. The Company is also registering warrants to purchase shares of common stock of the Company to be issued to the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrant”), as well as the shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”), with a proposed maximum aggregate offering price of $937,500.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials. This opinion is based solely on the General Corporation Law of the State of Nevada (including all related provisions and all reported judicial decisions interpreting the General Corporation Law of the State of Nevada and the Nevada Constitution).

SPECTRUM LAW GROUP, LLP – 1900 MAIN STREET – SUITE 300 – IRVINE , CALIFORNIA 92614 - 7321 TEL : 949 - 851 - 4300 – FAX: 949 - 851 - 5940 – WEBSITE : www.spectrumlawgroup.com

NuGene International, Inc.

02 March 2017

Based upon and subject to the foregoing, we are of the opinion that:

(i) the Shares and Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable;

(ii) the Warrants have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Warrants will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Amended Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable;

(iv) the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Amended Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(vi) the Representative’s Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Amended Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Amended Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

SPECTRUM LAW GROUP, LLP

/s/ Keith A. Rosenbaum

Keith A. Rosenbaum

KAR:bos